Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-228810) of American National Bankshares Inc. of our report dated March 15, 2019, relating to the consolidated financial statements of HomeTown Bankshares Corporation, appearing in the Annual Report on Form 10-K of HomeTown Bankshares Corporation for the year ended December 31, 2018.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
April 1, 2019

1